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Exhibit 99.4

Tab Products Co.
Fiscal First Quarter and Fiscal Year 2002 Projections
($ in millions except per share amounts)

	First Quarter FY2002	Better than Fourth Quarter FY2001	Better/(Worse) than First Quarter FY2001
Revenue	$29.0	$(0.2)	$(1.2)
Operating income (loss)	$(1.3)-$(1.5)	$6.4-$6.2	$3.2-$3.0
Net income (loss)	$(0.9)-$(1.1)	$4.1-$3.9	$2.0-$1.8
Net income (loss) per diluted share	$(0.17)-$(0.20)	$0.78-$0.75	$0.43-$0.40
	Fiscal Year 2002	Better than FY2001
Revenue	$124.0	$5.5
Operating income	$-0-	$19.4
Net income	$-0-	$12.1
Net income per diluted share	$0.00	$2.34

Principal Elements of FY2002 Turn-Around
($ in millions)

Estimated Operating Income Improvement
Gross margin improvement and expense reductions	$7.9
Revenue growth	$2.5
FY2001 One-time charges not repeated in FY2002	$9.0

$19.4

FY2002 First Quarter and Full Year FY2002 Projections show substantial improvement leading to a pre-tax operating break-even for the full year with growing profit momentum in the third and fourth quarters.

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Tab Products Co. Fiscal First Quarter and Fiscal Year 2002 Projections ($ in millions except per share amounts)
Principal Elements of FY2002 Turn-Around ($ in millions)